Exhibit 99.1

ALLERGAN REPORTS THIRD QUARTER 2010 OPERATING RESULTS

¡        Board of Directors Declares Third Quarter Dividend

(IRVINE, Calif., November 1, 2010) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended September 30, 2010. Allergan also announced that its Board of Directors has declared a third quarter dividend of $0.05 per share, payable on December 1, 2010 to stockholders of record on November 10, 2010.

Operating Results Attributable to Stockholders

For the quarter ended September 30, 2010:

•	Allergan reported $2.21 diluted loss per share attributable to stockholders compared to $0.58 diluted earnings per share attributable to stockholders for the third quarter of 2009.

•

Allergan reported $0.78 non-GAAP diluted earnings per share attributable to stockholders compared to $0.70 non-GAAP diluted earnings per share attributable to stockholders for the third quarter of 2009, an 11.4 percent increase.

Product Sales

For the quarter ended September 30, 2010:

•

Allergan reported $1,192.0 million total product net sales. Total product net sales increased 5.7 percent compared to total product net sales in the third quarter of 2009. On a constant currency basis, total product net sales increased 6.3 percent compared to total product net sales in the third quarter of 2009.

•	Total specialty pharmaceuticals net sales increased 5.2 percent, or 5.7 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the third quarter of 2009.

•	Total medical devices net sales increased 8.3 percent, or 9.0 percent on a constant currency basis, compared to total medical devices net sales in the third quarter of 2009.

“We are very pleased with our third quarter results,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Strong R&D performance led to a series of several important product approvals, including FDA approval of LUMIGAN® 0.01%, OZURDEX® for uveitis, and BOTOX® for the prophylactic treatment of headaches in adults with chronic migraine, as well as approvals in Europe and Canada.”

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Product and Pipeline Update

During the third quarter of 2010:

•	Effective July 1, 2010, Allergan established direct operations in Poland and Turkey.

•

On July 9, 2010, Allergan announced that BOTOX® (botulinum toxin type A) was licensed by the Medicines and Healthcare Products Regulatory Agency in the United Kingdom for the prophylaxis of headaches in adults who have chronic migraine (headaches on at least 15 days per month of which at least 8 days are with migraine).

•

On July 27, 2010, the European Medicines Agency granted marketing authorization for OZURDEX® (dexamethasone 700mcg intravitreal implant in applicator) in the 27 member states of the European Union, making OZURDEX® the first licensed treatment in Europe for macular edema in patients with retinal vein occlusion.

•

On August 31, 2010, Allergan announced that the United States Food and Drug Administration (FDA) approved LUMIGAN® (bimatoprost ophthalmic solution) 0.01% as a first-line therapy indicated for the reduction of elevated intraocular pressure in patients with open-angle glaucoma or ocular hypertension.

•

On September 24, 2010, Allergan announced that the FDA approved OZURDEX® (dexamethasone intravitreal implant) 0.7 mg for the treatment of non-infectious ocular inflammation, or uveitis, affecting the posterior segment of the eye.

•	Health Canada approved RESTASIS® (cyclosporine ophthalmic emulsion) 0.05% for the treatment of moderate to moderately severe aqueous deficient dry eye disease.

•

Allergan acquired from Vistakon Pharmaceuticals, LLC, Janssen Pharmaceutica N.V., Beerse and Johnson & Johnson Vision Care Inc. the global license to manufacture and commercialize alacafadine 0.25%, a topical allergy medication for the prevention and treatment of itching associated with allergic conjunctivitis. Alcaftadine is FDA-approved in the United States under the brand name LASTACAFT™ (alcaftadine ophthalmic solution).

Following the end of the third quarter of 2010:

•

On October 15, 2010, Allergan announced that the FDA approved BOTOX® (onabotulinumtoxinA) for the prophylactic treatment of headaches in adults with chronic migraine, a distinct and severe neurological disorder characterized by patients who have a history of migraine and suffer from headaches on 15 or more days per month with headaches lasting four hours a day or longer.

•

Allergan filed a supplemental Biologics License Application (sBLA) with the FDA for the use of BOTOX® in the treatment of urinary incontinence due to neurogenic detrusor overactivity resulting from neurogenic bladder.

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Other Events

•

On August 31, 2010, Allergan concluded that the intangible assets and a related prepaid royalty asset associated with the SANCTURA® franchise (the “SANCTURA® Assets”), which Allergan acquired in connection with its October 2007 acquisition of Esprit Pharma Holding Company, Inc. and certain subsequent licensing and commercialization transactions, had become impaired. Allergan determined that an impairment charge was required with respect to the SANCTURA® Assets because the estimated undiscounted future cash flows over their remaining useful life were not sufficient to recover the current carrying amount of the SANCTURA® Assets and the carrying amount exceeded the estimated fair value of those assets due to a reduction in expected future financial performance for the SANCTURA® franchise resulting from lower than anticipated acceptance by patients, physicians and payers. As a result, the Company’s third quarter 2010 financial results include an aggregate non-cash pre-tax charge of $369.1 million related to the impairment of the SANCTURA® Assets.

•

On September 1, 2010, Allergan announced that it had reached a resolution with the United States Department of Justice (DOJ) regarding the previously reported Government investigation into Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of BOTOX®. Allergan cooperated with the Government in a multi-year investigation regarding the use of BOTOX® for certain therapeutic treatments covering a period that commenced in January of 2000. The parties resolved all issues involved in the investigation by entering into a global settlement, pursuant to which:

1)	Allergan agreed to plead guilty to a single misdemeanor “misbranding” charge covering the period 2000 through 2005 and pay to the Government $375 million. This misbranding charge is known as a strict liability offense, and does not involve false or deceptive conduct. On October 5, 2010, the U.S. District Court in Atlanta, Georgia accepted Allergan’s plea and approved the criminal fine.

2)	Allergan agreed to pay $225 million to resolve civil claims asserted by DOJ under the civil False Claims Act. The civil settlement is an element of a global settlement that Allergan believes is in the best interest of its stockholders. However, Allergan denies liability associated with these civil allegations and does not believe there is merit to them factually or legally.

3)	Allergan was required by the Government to dismiss Allergan’s First Amendment lawsuit pending in Washington, D.C., in which Allergan sought a ruling that it could proactively share truthful scientific and medical information with the medical community to assist physicians in evaluating the risks and benefits if they choose to use BOTOX® off-label to treat certain forms of spasticity.

4)	Allergan has entered into a Corporate Integrity Agreement (CIA) with the Office of Inspector General of the U.S. Department of Health and Human Services. Under the CIA, Allergan will maintain its current compliance program and undertake a series of compliance-related obligations, including additional monitoring, maintenance of specific written standards, auditing, training, education, reporting and disclosure, for five years. The CIA also provides for an independent third-party review organization to assess and report on Allergan’s compliance program.

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5)	Allergan recorded total pre-tax charges of $609.9 million in the third quarter in connection with the global settlement with the DOJ. This amount includes estimated interest and certain attorneys’ fees that Allergan is obligated to pay in connection with the global settlement, but excludes Allergan’s ongoing administrative legal fees and other costs. Allergan is presently determining the tax treatment of the global settlement charges. As such, the tax impact of such charges cannot be reasonably estimated at this time. Allergan paid substantially all of the global settlement costs in October 2010, and currently expects to pay the remaining balance by the end of 2010.

Outlook

For the full year of 2010, Allergan expects:

•	Total product net sales between $4,750 million and $4,800 million.

•	Total specialty pharmaceuticals net sales between $3,950 million and $3,970 million.

•	Total medical devices net sales between $800 million and $830 million.

•	ALPHAGAN® franchise product net sales between $380 million and $390 million.

•	LUMIGAN® franchise product net sales between $520 million and $530 million.

•	RESTASIS® product net sales between $600 million and $610 million.

•	SANCTURA® franchise product net sales at approximately $60 million.

•	BOTOX® product net sales between $1,390 million and $1,400 million.

•	LATISSE® product net sales at approximately $90 million.

•	Breast aesthetics product net sales between $300 million and $310 million.

•	Obesity intervention product net sales between $230 million and $240 million.

•	Facial aesthetics product net sales between $270 million and $280 million.

•	Non-GAAP cost of sales to product net sales ratio between 15.5% and 16.0%.

•	Non-GAAP other revenue at approximately $50 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio at approximately 40%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16%.

•

Non-GAAP amortization of acquired intangible assets at approximately $20 million. This expectation excludes the amortization of acquired intangible assets associated with the Inamed, Cornéal, EndoArt, Esprit, Samil and Serica acquisitions, the ACZONE® asset purchase and LASTACAFT™ license.

•	Non-GAAP diluted earnings per share attributable to stockholders between $3.14 and $3.16.

•	Diluted shares outstanding at approximately 308 million.

•	Effective tax rate on non-GAAP earnings at approximately 28%.

For the fourth quarter of 2010, Allergan expects:

•	Total product net sales between $1,220 million and $1,270 million.

•	Non-GAAP diluted earnings per share attributable to stockholders between $0.86 and $0.88.

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In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenues, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP legal settlement, non-GAAP intangible asset impairment and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP gain on investments, non-GAAP other, net, non-GAAP provision for income taxes, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes.

Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, regulatory approvals, the statements by Mr. Pyott as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

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Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2009 Form 10-K and Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan, Inc. is a multi-specialty health care company established 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have more than 9,000 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics and medical devices, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including ophthalmology, neurosciences, obesity, urologics, medical aesthetics and dermatology, Allergan is proud to celebrate 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ Marks owned by Allergan, Inc.

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ALLERGAN, INC.

Condensed Consolidated Statements of Operations and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	September 30, 2010				September 30, 2009
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,192.0	$–		$1,192.0	$1,127.8	$–		$1,127.8
Other revenues	16.2	–		16.2	13.5	–		13.5

	1,208.2	–		1,208.2	1,141.3	–		1,141.3
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	177.7	–		177.7	190.2	(3.6	)(k)(l)	186.6
Selling, general and administrative	517.3	(46.9	)(a)(b)(c)	470.4	497.5	(27.2	)(l)(m)(n)(o)(p)	470.3
Research and development	194.0	(0.1	)(b)	193.9	176.9	(10.2	)(m)(q)	166.7
Amortization of acquired intangible assets	31.1	(25.2	)(d)	5.9	36.0	(30.5	)(d)	5.5
Legal settlement	609.9	(609.9	)(e)	–	–	–		–
Intangible asset impairment and related costs	369.1	(369.1	)(f)	–	–	–		–
Restructuring charges	0.1	(0.1	)(g)	–	4.2	(4.2	)(g)	–

Operating (loss) income	(691.0)	1,051.3		360.3	236.5	75.7		312.2

Non-operating income (expense)
Interest income	1.6	–		1.6	1.4	–		1.4
Interest expense	(20.4)	6.3	(h)	(14.1)	(17.8)	6.0	(h)	(11.8)
Gain on investments, net	–	–		–	24.6	(24.6	)(r)	–
Other, net	(17.9)	15.2	(i)	(2.7)	(12.4)	2.7	(i)	(9.7)

	(36.7)	21.5		(15.2)	(4.2)	(15.9)		(20.1)

(Loss) earnings before income taxes	(727.7)	1,072.8		345.1	232.3	59.8		292.1

Provision (benefit) for income taxes	(59.0)	163.1	(j)	104.1	53.1	23.4	(s)	76.5

Net (loss) earnings	(668.7)	909.7		241.0	179.2	36.4		215.6

Net earnings attributable to noncontrolling interest	1.8	–		1.8	0.2	–		0.2

Net (loss) earnings attributable to Allergan, Inc.	$(670.5)	$909.7		$239.2	$179.0	$36.4		$215.4

Net (loss) earnings per share attributable to Allergan, Inc. stockholders:
Basic	$(2.21)			$0.79	$0.59			$0.71

Diluted	$(2.21)			$0.78	$0.58			$0.70

Weighted average number of common shares outstanding:
Basic	302.8			302.8	303.5			303.5
Diluted	302.8			307.3	306.0			306.0

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	14.9%			14.9%	16.9%			16.5%
Selling, general and administrative	43.4%			39.5%	44.1%			41.7%
Research and development	16.3%			16.3%	15.7%			14.8%

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(a)	External costs of approximately $3.0 million associated with responding to the U.S. Department of Justice (DOJ) subpoena announced in a company press release on March 3, 2008
(b)	Distributor termination fee of $33.0 million and related transaction, integration and transition costs of $0.4 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products, consisting of selling, general and administrative expenses of $33.3 million and research and development expenses of $0.1 million
(c)	Writeoff of manufacturing assets related to the abandonment of an eye care product of $10.6 million
(d)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(e)	Legal settlement costs associated with an announced resolution with the DOJ regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(f)	Aggregate charges related to the impairment of the Sanctura® assets
(g)	Net restructuring charges
(h)	Non-cash interest expense associated with amortization of convertible debt discount
(i)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(j)	Total tax effect for non-GAAP pre-tax adjustments
(k)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory related to the phased closure of the Arklow, Ireland breast implant manufacturing facility of $2.8 million
(l)	Fair market value inventory adjustment rollout of $0.8 million included in cost of sales and transaction costs of $0.2 million included in selling, general and administrative expenses related to the creation of a joint venture in Korea with Samil Pharmaceutical Co. Ltd.
(m)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $0.7 million, consisting of selling, general and administrative expenses of $0.5 million and research and development expenses of $0.2 million
(n)	External costs of approximately $8.4 million associated with responding to DOJ subpoena
(o)	Accelerated depreciation costs related to the 2009 restructuring plan of $0.1 million
(p)	Contribution to Allergan Foundation of $18.0 million
(q)	Upfront payment of $10.0 million for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval
(r)	Net gain on sale of investments
(s)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $59.8 million	$(16.7)
Foreign R&D tax credits received for tax years prior to 2008	(6.7)

$(23.4)

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“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and nine months ended September 30, 2010 and September 30, 2009 and with respect to anticipated results for the fourth quarter and full year of 2010. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenues,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP legal settlement,” “non-GAAP intangible asset impairment and related costs,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP gain on investments, net,” “non-GAAP other, net,” “non-GAAP earnings before income taxes,” “non-GAAP provision for income taxes,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Statements of Operations and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Nine months ended
In millions, except per share amounts	September 30, 2010				September 30, 2009
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$3,529.5	$–		$3,529.5	$3,241.1	$–		$3,241.1
Other revenues	80.6	(36.0	)(a)	44.6	38.2	–		38.2

	3,610.1	(36.0)		3,574.1	3,279.3	–		3,279.3
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	539.2	–		539.2	566.3	(20.2	)(n)(o)(p)	546.1
Selling, general and administrative	1,490.1	(56.9	)(b)(c)(d)(e)(f)	1,433.2	1,423.9	(97.2	)(o)(p)(q)(r)(s)(t)	1,326.7
Research and development	604.3	(43.1	)(c)(e)	561.2	520.6	(30.9	)(n)(p)(u)	489.7
Amortization of acquired intangible assets	105.5	(87.9	)(g)	17.6	110.1	(93.7	)(g)	16.4
Legal settlement	609.9	(609.9	)(h)	–	–	–		–
Intangible asset impairment and related costs	369.1	(369.1	)(i)	–	–	–		–
Restructuring charges	0.8	(0.8	)(j)	–	47.3	(47.3	)(j)	–

Operating (loss) income	(108.8)	1,131.7		1,022.9	611.1	289.3		900.4

Non-operating income (expense)
Interest income	4.1	–		4.1	5.6	–		5.6
Interest expense	(50.9)	18.7	(k)	(32.2)	(55.7)	18.4	(k)	(37.3)
Gain on investments, net	–	–		–	24.6	(24.6	)(v)	–
Other, net	(6.6)	7.0	(l)	0.4	(32.9)	22.5	(w)(x)	(10.4)

	(53.4)	25.7		(27.7)	(58.4)	16.3		(42.1)

(Loss) earnings before income taxes	(162.2)	1,157.4		995.2	552.7	305.6		858.3

Provision for income taxes	96.0	194.1	(m)	290.1	151.7	93.7	(y)	245.4

Net (loss) earnings	(258.2)	963.3		705.1	401.0	211.9		612.9

Net earnings attributable to noncontrolling interest	4.3	–		4.3	1.2	–		1.2

Net (loss) earnings attributable to Allergan, Inc.	$(262.5)	$963.3		$700.8	$399.8	$211.9		$611.7

Net (loss) earnings per share attributable to Allergan, Inc. stockholders:
Basic	$(0.87)			$2.31	$1.32			$2.01

Diluted	$(0.87)			$2.28	$1.31			$2.00

Weighted average number of common shares outstanding:
Basic	303.2			303.2	303.7			303.7
Diluted	303.2			307.3	305.4			305.4

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	15.3%			15.3%	17.5%			16.8%
Selling, general and administrative	42.2%			40.6%	43.9%			40.9%
Research and development	17.1%			15.9%	16.1%			15.1%

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(a)	Net licensing fee of $36.0 million for a development and commercialization agreement with Bristol-Myers Squibb Company
(b)	External costs of approximately $11.5 million associated with responding to DOJ subpoena
(c)	Distributor termination fee of $33.0 million and related transaction, integration and transition costs of $1.0 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products, consisting of selling, general and administrative expenses of $33.9 million and research and development expenses of $0.1 million
(d)	Integration and transaction costs related to the acquisition of Serica Technologies, Inc. of $0.5 million
(e)	Upfront licensing fee of $43.0 million included in research and development expenses associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs of $0.4 million included in selling, general and administrative expenses
(f)	Writeoff of manufacturing assets related to the abandonment of an eye care product of $10.6 million
(g)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(h)	Legal settlement costs associated with an announced resolution with the DOJ regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(i)	Aggregate charges related to the impairment of the Sanctura® assets
(j)	Net restructuring charges
(k)	Non-cash interest expense associated with amortization of convertible debt discount
(l)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(m)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $1,157.4 million	$(193.4)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(0.7)

$(194.1)

(n)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits related to the phased closure of the Arklow, Ireland breast implant manufacturing facility of $14.5 million, consisting of cost of sales of $14.4 million and research and development expenses of $0.1 million
(o)	Fair market value inventory adjustment rollout of $0.8 million included in cost of sales and transaction costs of $0.4 million included in selling, general and administrative expenses related to the creation of a joint venture in Korea with Samil Pharmaceutical Co. Ltd.
(p)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $78.3 million, consisting of cost of sales of $5.0 million, selling, general and administrative expenses of $52.5 million and research and development expenses of $20.8 million
(q)	External costs of approximately $23.6 million associated with responding to DOJ subpoena
(r)	Asset impairments and accelerated depreciation costs related to the 2009 restructuring plan of $2.3 million
(s)	Integration and transition costs related to the acquisition of Cornéal of $0.4 million
(t)	Contribution to Allergan Foundation of $18.0 million
(u)	Upfront payment of $10.0 million for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval
(v)	Net gain on sale of investments
(w)	Unrealized loss on the mark-to-market adjustment to derivative instruments of $17.2 million
(x)	Loss on extinguishment of convertible debt of $5.3 million
(y)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $305.6 million	$(96.3)
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings, and foreign R&D tax credits received for tax years prior to 2008	2.6

$(93.7)

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12-12-12

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	September 30, 2010	December 31, 2009

Assets

Cash and equivalents	$2,603.3	$1,947.1
Short-term investments	499.3	–
Trade receivables, net	586.9	576.6
Inventories	219.6	213.9
Other current assets	334.3	368.7

Total current assets	4,243.4	3,106.3

Property, plant and equipment, net	778.0	808.1
Intangible assets, net	1,029.4	1,357.2
Goodwill	2,043.6	1,998.3
Other noncurrent assets	445.7	266.7

Total assets	$8,540.1	$7,536.6

Liabilities and equity

Notes payable	$18.5	$18.1
Convertible notes	636.0	–
Accounts payable	206.3	204.0
Accrued legal settlement expenses	609.9	–
Other accrued expenses and income taxes	622.3	589.5

Total current liabilities	2,093.0	811.6

Long-term debt	1,546.0	1,491.3
Other liabilities	416.7	389.8

Equity:
Allergan, Inc. stockholders’ equity	4,459.5	4,822.8
Noncontrolling interest	24.9	21.1

Total equity	4,484.4	4,843.9

Total liabilities and equity	$8,540.1	$7,536.6

DSO	45	44

DOH	113	106

Cash and equivalents and short-term investments	$3,102.6	$1,947.1
Total notes payable, convertible notes and long-term debt	(2,200.5)	(1,509.4)

Cash and short-term investments, net of debt	$902.1	$437.7

Debt-to-capital percentage	32.9%	23.8%

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13-13-13

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	September 30, 2010	September 30, 2009

Net (loss) earnings attributable to Allergan, Inc.	$(670.5)	$179.0

Non-GAAP pre-tax adjustments:
External costs associated with responding to DOJ subpoena	3.0	8.4
Distributor termination fee and related costs associated with the purchase of a distributor’s business in Turkey	33.4	–
Writeoff of manufacturing assets related to the abandonment of an eye care product	10.6	–
Amortization of acquired intangible assets	25.2	30.5
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	609.9	–
Aggregate charges related to the impairment of the Sanctura® assets	369.1	–
Net restructuring charges	0.1	4.2
Non-cash interest expense associated with amortization of convertible debt discount	6.3	6.0
Unrealized loss on derivative instruments	15.2	2.7
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory	–	2.8
Fair market value inventory adjustment rollout and transaction costs related to the Samil joint venture in Korea	–	1.0
Compensation expense from stock option modifications related to the 2009 restructuring plan	–	0.7
Accelerated depreciation costs related to the 2009 restructuring plan	–	0.1
Contribution to Allergan Foundation	–	18.0
Upfront payment for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval	–	10.0
Net gain on sale of investments	–	(24.6)

	402.3	238.8

Tax effect for above items	(163.1)	(16.7)
Foreign R&D tax credits received for tax years prior to 2008	–	(6.7)

Non-GAAP earnings attributable to Allergan, Inc.	$239.2	$215.4

Weighted average number of shares outstanding	302.8	303.5

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	4.4	2.5
Dilutive effect of assumed conversion of convertible notes outstanding	0.1	–

	307.3	306.0

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14-14-14

Diluted (loss) earnings per share attributable to Allergan, Inc. stockholders	$(2.21)		$0.58

Effect of additional dilutive shares (a)	0.03		–

Non-GAAP earnings per share adjustments:
External costs associated with responding to DOJ subpoena	0.01		0.02
Distributor termination fee and related costs associated with the purchase of a distributor’s business in Turkey	0.10		–
Writeoff of manufacturing assets related to the abandonment of an eye care product	0.03		–
Amortization of acquired intangible assets	0.05		0.06
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	1.99		–
Aggregate charges related to the impairment of the Sanctura® assets	0.74		–
Net restructuring charges	–		0.01
Non-cash interest expense associated with amortization of convertible debt discount	0.01		0.01
Unrealized loss on derivative instruments	0.03		0.01
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory	–		0.01
Contribution to Allergan Foundation	–		0.04
Upfront payment for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval	–		0.03
Net gain on sale of investments	–		(0.05)
Foreign R&D tax credits received for tax years prior to 2008	–		(0.02)

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$0.78		$0.70

Year over year change		11.4%

(a)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options, non-vested equity shares and share units and the assumed conversion of convertible notes

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15-15-15

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Nine months ended
	September 30, 2010	September 30, 2009

Net (loss) earnings attributable to Allergan, Inc.	$(262.5)	$399.8

Non-GAAP pre-tax adjustments:
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(36.0)	–
External costs associated with responding to DOJ subpoena	11.5	23.6
Distributor termination fee and related costs associated with the purchase of a distributor’s business in Turkey	34.0	–
Integration and transaction costs related to the acquisition of Serica Technologies, Inc.	0.5	–
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	43.4	–
Writeoff of manufacturing assets related to the abandonment of an eye care product	10.6	–
Amortization of acquired intangible assets	87.9	93.7
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	609.9	–
Aggregate charges related to the impairment of the Sanctura® assets	369.1	–
Net restructuring charges	0.8	47.3
Non-cash interest expense associated with amortization of convertible debt discount	18.7	18.4
Unrealized loss on derivative instruments	7.0	17.2
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	–	14.5
Fair market value inventory adjustment rollout and transaction costs related to the Samil joint venture in Korea	–	1.2
Compensation expense from stock option modifications related to the 2009 restructuring plan	–	78.3
Asset impairments and accelerated depreciation costs related to the 2009 restructuring plan	–	2.3
Cornéal integration and transition costs	–	0.4
Contribution to Allergan Foundation	–	18.0
Upfront payment for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval	–	10.0
Net gain on sale of investments	–	(24.6)
Loss on extinguishment of convertible debt	–	5.3

	894.9	705.4

Tax effect for above items	(193.4)	(96.3)
Change in estimated taxes related to uncertain tax positions included in prior year filings and pre-acquisition periods associated with business combinations, and foreign R&D tax credits received for tax years prior to 2008	(0.7)	2.6

Non-GAAP earnings attributable to Allergan, Inc.	$700.8	$611.7

Weighted average number of shares outstanding	303.2	303.7

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	4.0	1.7
Dilutive effect of assumed conversion of convertible notes outstanding	0.1	–

	307.3	305.4

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16-16-16

Diluted (loss) earnings per share attributable to Allergan, Inc. stockholders	$(0.87)		$1.31

Effect of additional dilutive shares (a)	0.02		–

Non-GAAP earnings per share adjustments:
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(0.07)		–
External costs associated with responding to DOJ subpoena	0.02		0.05
Distributor termination fee and related costs associated with the purchase of a distributor’s business in Turkey	0.10		–
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	0.09		–
Writeoff of manufacturing assets related to the abandonment of an eye care product	0.03		–
Amortization of acquired intangible assets	0.18		0.20
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	1.99		–
Aggregate charges related to the impairment of the Sanctura® assets	0.74		–
Net restructuring charges	–		0.12
Non-cash interest expense associated with amortization of convertible debt discount	0.04		0.04
Unrealized loss on derivative instruments	0.01		0.03
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	–		0.04
Compensation expense from stock option modifications related to the 2009 restructuring plan	–		0.17
Contribution to Allergan Foundation	–		0.04
Upfront payment for a license and development agreement with Pieris AG for technology that has not achieved regulatory approval	–		0.03
Net gain on sale of investments	–		(0.05)
Loss on extinguishment of convertible debt	–		0.01
Change in estimated taxes related to uncertain tax positions included in prior year filings and pre-acquisition periods associated with business combinations, and foreign R&D tax credits received for tax years prior to 2008	–		0.01

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$2.28		$2.00

Year over year change		14.0%

(a)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options, non-vested shares and share units and the assumed conversion of convertible notes

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17-17-17

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	September 30, 2010	September 30, 2009	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$568.8	$535.1	$33.7	$38.1	$(4.4)	6.3%	7.1%	(0.8)%
Botox/Neuromodulator	341.7	327.8	13.9	14.7	(0.8)	4.2%	4.5%	(0.3)%
Skin Care	61.4	62.9	(1.5)	(1.5)	–	(2.4)%	(2.4)%	–
Urologics	17.4	14.8	2.6	2.6	–	17.6%	17.6%	–

Total Specialty Pharmaceuticals	989.3	940.6	48.7	53.9	(5.2)	5.2%	5.7%	(0.5)%

Breast Aesthetics	74.9	69.0	5.9	7.1	(1.2)	8.6%	10.3%	(1.7)%
Obesity Intervention	59.3	64.5	(5.2)	(5.3)	0.1	(8.1)%	(8.2)%	0.1%
Facial Aesthetics	68.5	53.7	14.8	15.1	(0.3)	27.6%	28.1%	(0.5)%

Total Medical Devices	202.7	187.2	15.5	16.9	(1.4)	8.3%	9.0%	(0.7)%

Product net sales	$1,192.0	$1,127.8	$64.2	$70.8	$(6.6)	5.7%	6.3%	(0.6)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$99.8	$104.9	$(5.1)	$(4.3)	$(0.8)	(4.9)%	(4.1)%	(0.8)%
Lumigan Franchise	134.4	115.5	18.9	22.0	(3.1)	16.4%	19.1%	(2.7)%
Restasis	158.9	128.5	30.4	30.3	0.1	23.7%	23.6%	0.1%
Sanctura Franchise	17.4	14.7	2.7	2.7	–	18.0%	18.0%	–
Latisse	21.7	22.3	(0.6)	(0.7)	0.1	(2.9)%	(3.2)%	0.3%

Domestic	62.6%	64.9%
International	37.4%	35.1%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Nine months ended
	September 30, 2010	September 30, 2009	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$1,658.6	$1,534.7	$123.9	$104.9	$19.0	8.1%	6.8%	1.3%
Botox/Neuromodulator	1,033.2	961.9	71.3	54.0	17.3	7.4%	5.6%	1.8%
Skin Care	171.3	143.5	27.8	27.4	0.4	19.4%	19.1%	0.3%
Urologics	46.7	48.6	(1.9)	(1.9)	–	(3.9)%	(3.9)%	–

Total Specialty Pharmaceuticals	2,909.8	2,688.7	221.1	184.4	36.7	8.2%	6.9%	1.3%

Breast Aesthetics	234.4	209.7	24.7	23.9	0.8	11.8%	11.4%	0.4%
Obesity Intervention	182.4	190.6	(8.2)	(11.6)	3.4	(4.3)%	(6.1)%	1.8%
Facial Aesthetics	202.9	152.1	50.8	46.8	4.0	33.4%	30.8%	2.6%

Total Medical Devices	619.7	552.4	67.3	59.1	8.2	12.2%	10.7%	1.5%

Product net sales	$3,529.5	$3,241.1	$288.4	$243.5	$44.9	8.9%	7.5%	1.4%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$298.2	$311.8	$(13.6)	$(17.0)	$3.4	(4.4)%	(5.5)%	1.1%
Lumigan Franchise	384.9	333.9	51.0	49.6	1.4	15.3%	14.9%	0.4%
Restasis	445.6	359.6	86.0	85.2	0.8	23.9%	23.7%	0.2%
Sanctura Franchise	46.7	48.6	(1.9)	(1.9)	–	(3.9)%	(3.9)%	–
Latisse	64.4	47.7	16.7	16.3	0.4	34.9%	34.2%	0.7%

Domestic	62.9%	65.8%
International	37.1%	34.2%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar.

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18-18-18

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings (Loss) Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Fourth Quarter 2010
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.80	$0.82

Amortization of acquired intangible assets	0.05	0.05
Non-cash interest expense associated with amortization of convertible debt discount	0.01	0.01

Non-GAAP diluted earnings per share expectations	$0.86	$0.88

	Full Year 2010
	Low	High
GAAP diluted loss per share attributable to Allergan, Inc. stockholders expectations (a)	$ (0.06)	$ (0.04)

Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(0.07)	(0.07)
External costs associated with responding to DOJ subpoena	0.02	0.02
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	0.09	0.09
Amortization of acquired intangible assets	0.24	0.24
Distributor termination fee and related costs associated with the purchase of a distributor’s business in Turkey	0.10	0.10
Writeoff of manufacturing assets related to the abandonment of an eye care product	0.03	0.03
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	1.99	1.99
Aggregate charges related to the impairment of the Sanctura® assets	0.74	0.74
Non-cash interest expense associated with amortization of convertible debt discount	0.05	0.05
Unrealized loss on derivative instruments	0.01	0.01

Non-GAAP diluted earnings per share expectations	$3.14	$3.16

(a)

GAAP diluted earnings (loss) per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges, external costs associated with responding to the DOJ subpoena and legal settlement and other costs associated with the resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox® that may occur but that are not currently known or determinable.

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